SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2017

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A (this “Amendment”) is being filed to amend the Form 8-K filed by PACCAR Inc (the “Company”) on April 28, 2017 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the stockholder votes at the Company’s Annual Meeting held on April 25, 2017. The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Board’s approval of the stockholder vote regarding the frequency of advisory votes on executive compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d)    At the Annual Meeting, the Company stockholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, stockholders voted in favor of a three-year interval for advisory votes on executive compensation. On September 12, 2017, the Company Board of Directors approved the three-year interval for advisory votes on executive compensation. Accordingly, the next stockholder advisory vote on executive compensation (“say on pay”) is scheduled to be held at the 2020 PACCAR Annual Meeting of Stockholders. The next stockholder advisory vote regarding the frequency to review executive compensation is scheduled to be held at the 2023 PACCAR Annual Meeting of Stockholders.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: September 13, 2017	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel